EXHIBIT 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel N. Tonissen or Joseph L. Rotunda, or either of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, EZCORP, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on September 26, 2008.

EZCORP, INC.
/s/ Joseph L. Rotunda
Joseph L. Rotunda
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

Date: September 25, 2008	/s/ Sterling B. Brinkley

Sterling B. Brinkley, Chairman of the Board and Director

Date: September 26, 2008	/s/ Joseph L. Rotunda

Joseph L. Rotunda, Chief Executive Officer, President (Principal Executive Officer) and Director

Date: September 26, 2008	/s/ Dan N. Tonissen

Dan N. Tonissen, Senior Vice President, Chief Financial Officer, Assistant Secretary (Principal Financial and Accounting Officer) and Director

Date: September 25, 2008	/s/ Thomas C. Roberts

Thomas C. Roberts, Director

Date: September 24, 2008	/s/ Gary Matzner

Gary Matzner, Director

Date: September 25,2008	/s/ Richard M. Edwards

Richard M. Edwards, Director

Date: September 25, 2008	/s/ Richard D. Sage

Richard D. Sage, Director